UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2004

THE PROVIDENCE SERVICE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) New Independent Auditor

(i) On October 21, 2004, the audit committee of the board of directors of The Providence Service Corporation (the “Company”) appointed McGladrey & Pullen, LLP (“M&P”) as the Company’s new Independent Auditor, subject to the completion of M&P’s client acceptance procedures, to provide financial audit services. On November 3, 2004, M&P completed its client acceptance procedures and accepted the Company as a client. On November 4, 2004, the Company formally engaged M&P as the Company’s new Independent Auditor with the execution of an engagement letter. M&P has not audited the Company’s financial statements in the two most recent fiscal years or any interim period. During the two most recent fiscal years and the subsequent interim period through November 4, 2004, the Company did not consult with M&P regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). In the course of its discussions concerning the appointment, the Company did provide and discuss with M&P the information in the Company’s Current Report on Form 8-K with respect to the resignation of the Company’s former independent auditor which was filed with the Securities and Exchange Commission on October 22, 2004.

(ii) The Company requested M&P to review this Current Report on Form 8-K and provided M&P with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Current Report on Form 8-K. M&P has advised the Company that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 5, 2004	By:	/S/ MICHAEL N. DEITCH
Michael N. Deitch
Chief Financial Officer

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